Exhibit 99.1

BH/NV Hawk’s Cay Property

Holdings, LLC

Financial Report

Nine Months Ended September 30, 2013 and

Year Ended December 31, 2012

Independent Auditor’s Report

To the Member

BH/NV Hawk’s Cay Property Holdings, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of BH/NV Hawk’s Cay Property Holdings, LLC (the Company) which comprise the balance sheets as of September 30, 2013 and December 31, 2012 and the related statements of operations, changes in member’s equity and cash flows for the nine month period ended September 30, 2013 and the year ended December 31, 2012 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BH/NV Hawk’s Cay Property Holdings, LLC as of September 30, 2013 and December 31, 2012, and the results of its operations and its cash flows for the nine month period ended September 30, 2013 and the year ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

/s/McGladrey LLP

Chicago, Illinois

January 7, 2014

BH/NV Hawk’s Cay Property Holdings, LLC

Balance Sheets

	September 30,	December 31,
	2013	2012
Assets
Property and equipment, net	$79,131,895	$82,281,931
Cash and cash equivalents	628,301	1,167,615
Escrow reserves	9,237,737	6,920,146
Accounts receivable, net	838,967	1,887,932
Inventories	796,935	878,577
Prepaid expenses and other assets	3,409,516	857,248
Due from affiliate	97,586	90,386
Intangible asset (net of accumulated amortization of
$5,630,408 and $4,992,717, respectively)	27,529,539	28,167,230
Deferred financing costs (net of accumulated amortization of
$12,630 and $9,472, respectively)	-	3,158

	$121,670,476	$122,254,223

Liabilities and Member’s Equity
Mortgage payable	$99,853,395	$101,800,000
Accounts payable and other accrued expenses	1,568,660	3,165,230
Advance deposits	2,188,018	2,025,875
Accrued asset management fees due to an affiliate	5,312,979	4,461,087
	108,923,052	111,452,192

Member’s equity	12,747,424	10,802,031

	$121,670,476	$122,254,223

See Notes to Financial Statements.

BH/NV Hawk’s Cay Property Holdings, LLC

Statements of Operations

	Nine Month
	Period Ended	Year Ended
	September 30, 2013	December 31, 2012
Revenue:
Rooms	$22,444,509	$26,383,685
Food and beverage	8,910,113	10,025,919
Marina	2,467,636	2,953,960
Other departments	4,101,708	4,632,109
Recreational revenue, net	1,064,266	1,251,633
	38,988,232	45,247,306

Operating expenses:
Rooms	11,424,339	13,155,360
Food and beverage	6,041,046	7,272,919
Marina	1,733,868	2,063,077
Other departments	2,217,588	2,880,914
General and administrative	3,047,633	3,840,655
Sales and marketing	1,979,255	2,678,031
Property operations	719,447	1,807,479
Utilities	1,016,455	1,245,727
Property management fee	976,579	1,137,318
Asset management fee to an affiliate	851,893	1,116,773
Property taxes and insurance	1,556,262	2,132,235
Depreciation and amortization	3,524,382	4,545,513
	35,088,747	43,876,001

Income from operations	3,899,485	1,371,305

Other expense:
Interest expense	1,954,092	2,681,678
	1,954,092	2,681,678

Net income (loss)	$1,945,393	$(1,310,373)

See Notes to Financial Statements.

BH/NV Hawk’s Cay Property Holdings, LLC

Statements of Changes in Member’s Equity

Balance, January 1, 2012	$12,112,404

Net loss	(1,310,373)

Balance, December 31, 2012	10,802,031

Net income	1,945,393

Balance, September 30, 2013	$12,747,424

See Notes to Financial Statements.

BH/NV Hawk’s Cay Property Holdings, LLC

Statements of Cash Flows

	Nine Month
	Period Ended	Year Ended
	September 30, 2013	December 31, 2012
Cash Flows from Operating Activities
Net income (loss)	$1,945,393	$(1,310,373)
Depreciation and amortization	3,524,382	4,545,513
Write-off of fixed assets demolished due to fire	863,099	-
Changes in:
Escrow reserves	(1,660,132)	(4,061,571)
Accounts receivable	1,048,965	145,582
Inventories	81,642	(148,794)
Prepaid expenses and other assets	(2,552,268)	1,022,219
Due from affiliate	(7,200)	1,706
Accounts payable and accrued expenses	(1,596,570)	(534,719)
Advance deposits	162,143	24,296
Accrued asset management fees	851,892	1,116,773
Net cash provided by operating activities	2,661,346	800,632

Cash Flows from Investing Activities
Additions to property and equipment	(596,596)	(1,566,634)
Deposits into replacement reserve	(1,036,046)	(1,173,618)
Withdrawals from replacement reserve	378,587	1,211,959
Net cash used in investing activities	(1,254,055)	(1,528,293)

Cash Flows from Financing Activities
Financing fees	-	(12,631)
Mortgage principal payments	(1,946,605)	-
Net cash used in financing activities	(1,946,605)	(12,631)

Net change in cash and cash equivalents	(539,314)	(740,292)

Cash:
Beginning of period	1,167,615	1,907,907

End of period	$628,301	$1,167,615

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$2,262,610	$2,683,629

See Notes to Financial Statements.

Note 1.                             Description of Organization and Operations

BH/NV Hawk’s Cay Property Holdings, LLC (the Company) was formed for the purpose of acquiring, renovating and operating Hawk’s Cay Resort (the Resort), located in Duck Key, Florida.  The Resort includes 177 resort guest rooms and a resort residential management program with over 250 villas.  The Company acquired the Resort on February 15, 2007. The Company is wholly-owned by BH/NV Hawk’s Cay, LLC (the Owner).

The Company sold the Resort to a third party on October 23, 2013 (see Note 8).

Note 2.                             Summary of Significant Accounting Policies

Basis of presentation:  The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Cash and cash equivalents:  Cash equivalents include highly liquid investments with an original maturity of three months or less from the date of purchase.  At times, balances in the Company’s cash accounts may exceed federally insured limits.  The Company has not experienced any losses on such accounts.

Escrow reserves: Escrow reserves consist of cash held by the lender to be utilized for the payment of future capital expenditures, debt service, real estate taxes and insurance.  The Company is required to make monthly deposits to escrow reserves (as defined).

Accounts receivable:  Accounts receivable are comprised of (a) amounts billed but uncollected for room rental, food and beverage sales, and other department revenues and (b) amounts earned but unbilled for the aforementioned services until guests check out of the Resort.  Receivables are recorded at management’s estimate of the amounts that will ultimately be collected.  As of September 30, 2013 and December 31, 2012, the allowance for doubtful accounts was $10,950 and $7,425, respectively.

Inventories:  Inventories consist of food, beverage and supplies and are stated at the lower of cost or market.

Property and equipment:  Property and equipment including land, building and improvements, site improvements and furniture, fixtures and equipment is initially recorded at fair value upon acquisition pursuant to the application of purchase accounting in accordance with GAAP and depreciated on a straight-line basis over the estimated useful lives of the assets of 7 to 39 years.  Property and equipment purchased after the Resort acquisition date is recorded at cost.  Replacements and improvements are capitalized, while repairs and maintenance are expensed as incurred.

Management of the Resort reviews the property and equipment for impairment when events or changes in circumstances indicate the carrying amount of the Resort may not be recoverable.  If such conditions exist, management will estimate the future cash flows from operations and disposition of the Resort.  If the estimated undiscounted future cash flows are less than the carrying amount of the assets and the carrying amount of the assets is in excess of the fair value, an adjustment to reduce the carrying amount to the Resort’s estimated fair value would be recorded and an impairment loss would be recognized.  No impairment of the carrying value of long-lived assets was recognized during the nine month period ended September 30, 2013 or the year ended December 31, 2012.

Assets classified as held for sale are accounted for at the lower of the assets’ fair value less costs to sell or the assets’ carrying amount and depreciation ceases at the time the assets are classified as held for sale.  Upon the sale or retirement of the fixed asset, the cost and related accumulated depreciation will be removed from the Resort’s accounts and any resulting gain or loss will be included in the statements of operations.

Note 2.                             Summary of Significant Accounting Policies (Continued)

Deferred financing costs:  Legal fees and certain other costs incurred in connection with obtaining the mortgage loan are capitalized and amortized on a straight-line basis over the term of the loan, which approximates the effective interest rate method.  Amortization expense incurred during the nine month period ended September 30, 2013 and the year ended December 31, 2012 was $3,158 and $10,723, respectively.

Intangible asset:  The fair value of the villa residential management program (see Note 6) was recorded at acquisition and amortized on a straight-line basis over the expected life of the intangible asset of 39 years.  Amortization expense incurred during the nine month period ended September 30, 2013 and the year ended December 31, 2012 was $637,691 and $850,255, respectively.

Advance deposits:  The Company defers advances received for group reservations, weddings and other events.  Related revenue is recognized when occupancy or the event occurs, or when the advance deposit is forfeited.

Revenue recognition:  Resort revenues are recognized when services are provided or items are sold.  Revenue consists of individual and group room sales, event sales, food and beverage sales, marina, spa and recreation services, retail sales and other department revenues such as telephone and parking.  Sales and occupancy taxes collected from customers submitted to taxing authorities are not recorded in revenue.

Advertising costs:  The Company expenses all advertising costs, including production cost of print, radio, television and other advertisements, as incurred.  The Company incurred advertising costs of $178,727 and $252,805 for the nine month period ended September 30, 2013 and the year ended December 31, 2012, respectively.

Income taxes:  No provision for federal income taxes has been made as the liability for such taxes is that of the Owner, rather than the Company.  Management of the Company identifies tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more-likely-than-not of being sustained when challenged or when examined by the applicable taxing authority.  For the nine month period ended September 30, 2013 and the year ended December 31, 2012, management has determined that there are no material uncertain tax positions.

Use of estimates:  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Note 3.                             Property and Equipment

Property and equipment consisted of the following:

	September 30,	December 31,
	2013	2012

Land	$14,248,415	$14,248,415
Building and improvements	70,836,084	71,955,081
Site improvements	4,096,450	3,927,574
Furniture, fixtures and equipment	9,793,404	9,271,892
	98,974,353	99,402,962
Less accumulated depreciation	(19,842,458)	(17,121,031)

	$79,131,895	$82,281,931

Depreciation expense was $2,883,533 and $3,684,535 for the nine month period ended September 30, 2013 and the year ended December 31, 2012, respectively.

On April 6, 2013, one of the stand-alone restaurants of the Resort was damaged in a fire.  The restaurant building was demolished and the Company wrote off the net book value of the damaged property in the amount of $863,099. Total insurance proceeds were $1,534,309, of which $1,184,309 had not been received as of September 30, 2013 and was included in prepaid expenses and other assets on the accompanying balance sheet.  The Company incurred additional costs in the amount of $134,682 related to the fire and recognized a net gain from insurance proceeds of $536,528 during the nine month period ended September 30, 2013 which is included in property operations on the accompanying statement of operations.

Note 4.                             Mortgage Payable

On November 13, 2009, the Company entered into an amended and restated loan agreement in the principal amount of $101,800,000.  The loan is comprised of two promissory notes with principal amounts of $68,200,000 and $33,600,000, respectively.  The loan is secured by the Resort’s property and equipment as well as an assignment of rights to all other assets and income of the Resort.

The mortgage loan bears interest at a variable rate of LIBOR plus 2.35 percent (2.63 percent and 2.56 percent at September 30, 2013 and December 31, 2012, respectively) and requires monthly payments of interest only through maturity, when all unpaid interest and principal is due.

The loan matured on April 8, 2010 with extension options of three terms of one year each and one final term through February 8, 2014, provided certain conditions are met.  The Company exercised three extension options pursuant to the loan agreement to extend the maturity date to April 8, 2013.  The lender did not believe the Company met the conditions required to exercise the final extension through February 8, 2014 but agreed to forbear any actions pending a sale of the Resort.  During the forbearance period, the interest rate remained at LIBOR plus 2.35 percent and the Company made additional principal payments in the amount of $1,946,605.  In addition during the forbearance period, the lender required the Company to make no withdrawals or distributions to its sole member and maintain an excess cash in its escrow reserve accounts.  On October 23, 2013, the mortgage loan was paid off in full in connection with the sale of the Resort (see Note 8).

In connection with the mortgage loan, an affiliate entered into a guaranty agreement for the payment and performance of certain guaranteed obligations, as defined.

Note 5.                             Related Party Transactions

On February 16, 2007, the Company entered into a management agreement with an affiliate of the Owner to manage and operate the Resort for a term of 10 years.  The management agreement provides for a base management fee equal to 3 percent of gross revenue (as defined).  On October 23, 2013, the agreement was terminated by the Company, without penalty, in connection with the sale of the Resort (see Note 8).  Total management fees incurred were $976,579 and $1,137,318 for the nine month period ended September 30, 2013 and the year ended December 31, 2012, respectively.

Certain affiliates of the Owner are entitled to receive an annual asset management fee, payable monthly, equal to the sum of 0.5 percent of gross revenue (as defined) plus 0.75 percent of the sum of (i) the book value of the Company Property (as defined) plus (ii) the book value of all other assets of the Company (as defined).  Total asset management fees earned were $851,893 and $1,116,773 for the nine month period ended September 30, 2013 and the year ended December 31, 2012, respectively. Beginning in January 2009, the Owner and the Company agreed to defer payment of the annual asset management fee until the sale of the Resort. As of September 30, 2013 and December 31, 2012, cumulative asset management fees earned but unpaid totaled $5,312,979 and $4,461,087, respectively. On October 23, 2013, the accrued asset management fees were paid in full in connection with the sale of the Resort (see Note 8).

Note 6.                             Villa Residential Management Program

At acquisition of the Resort, the Company assumed a villa residential management program with up to 297 villas. The villa owners enter into residential management agreements with the Company for the purpose of making the villas available to third parties for transient lodging as part of the Resort operations.  The residential management agreements have an initial term of one year and automatically renew for one-year periods unless terminated by either party. The Company collects all Gross Unit Revenue (as defined) and makes monthly distributions to the villa owners equal to approximately 45 - 50 percent of Adjusted Unit Revenue (as defined). For the nine month period ended September 30, 2013 and the year ended December 31, 2012, distributions paid to villa owners totaled $6,389,669 and $7,292,688, respectively, which is included in rooms expense on the accompanying statements of operations.

Note 7.                             Commitments and Contingencies

The Company is involved from time to time in litigation arising from the normal course of business, none of which is expected to have a material adverse effect on the financial position, results of operations or cash flows of the Resort.

Note 8.                             Subsequent Events

The Company has evaluated subsequent events for potential recognition and/or disclosures on the financial statements through January 7, 2014, the date the financial statements were available to be issued.  No adjustments to the amounts reported were considered necessary.

On August 16, 2013, the Owner entered into an agreement to sell the Resort to an unaffiliated third party for a contractual price of $133,825,000.  The sale of the Resort was completed on October 23, 2013.  The acquirer did not assume any amounts due under the mortgage payable.